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EXHIBIT 99.1

[NASDAQ LOGO]

By Facsimile and Regular Mail

August 23, 2006

Mr. William G. Ford
Senior Legal Counsel and Secretary
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario, Canada L4G 7K1

Re:    Magna Entertainment Corp. (the "Company")
          Nasdaq Symbol: MECA

Dear Mr. Ford:

On August 22, 2006, the Company notified Staff that due to the resignation of Gino Roncelli from the Company's audit committee effective August 21, 2006, the Company no longer complies with Nasdaq's audit committee requirements as set forth in Marketplace Rule 4350.

Consistent with Marketplace Rule 4350(d)(4), the Company will be provided a cure period until the earlier of the Company's next annual shareholders' meeting or August 21, 2007, in order to regain compliance. The Company must submit to Nasdaq documentation, including biographies of any proposed directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance within this period, Staff will provide written notification that its securities will be delisted. At that time, the Company may appeal Staff's determination to a Listing Qualifications Panel.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.1 The Company must provide a copy of this announcement to Nasdaq's MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the "Hearings Department") at least 10 minutes prior to its public dissemination.2 For your convenience, we have enclosed a list of news services.3

1 Nasdaq cannnot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s)                .

2 This notice should be provided to the attention of Nasdaq's MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510, and to Nasdaq's Listing Qualifications Department (facsimile: 301/978-4028 and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.

3 The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the annnouncement is published as a headline only or if the news service determines not to publish the full text of the story.

Mr. William G. Ford
August 23, 2006

In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.

In addition, Nasdaq will broadcast an indicator over its market data dissemination network noting the Company's non-compliance. The indicator will be displayed with quotation information related to the Company's securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, Nasdaq posts a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance on our website www.nasdaq.com. The Company will be included in this list commencing five business days from the date of the letter.

If you have any questions, please contact Tom Choe, Senior Analyst, at (301) 978-8027.

Sincerely,

/s/  RANDY GENAU
Randy Genau
Associate Director
Nasdaq Listing Qualifications

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